Exhibit 5.1

BOCA RATON
BOSTON
CHICAGO
HONG KONG
LONDON
LOS ANGELES
NEW ORLEANS
1585 BROADWAY	NEWARK
NEW YORK, NY 10036-8299	PARIS
TELEPHONE 212.969.3000	SÃO PAULO
FAX 212.969.2900	WASHINGTON
November 24, 2008
MarketAxess Holdings Inc.
140 Broadway, 42nd Floor
New York, New York 10005
Ladies and Gentlemen:
We are acting as counsel to MarketAxess Holdings Inc., a Delaware corporation (the “Company”), in connection with the preparation and filing with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Securities Act”), of a registration statement on Form S-3 (the “Registration Statement”) relating to the sale by the selling securityholders named in the Registration Statement (the “Selling Securityholders”) of up to 4,200,000 shares (the “Shares”) of the Company’s common stock, $0.003 par value per share (the “Common Stock”), issuable upon (i) conversion from time to time of the Company’s Series B Preferred Stock, $0.001 par value per share (the “Series B Preferred Stock”), and (ii) exercise of certain warrants (the “Warrants”), all of which were issued by the Company to the Selling Securityholders pursuant to the terms of the Securities Purchase Agreement, dated as of June 2, 2008 (the “Purchase Agreement”), by and among the Company, TCV VI, L.P. and TCV Member Fund, L.P.
In connection with the rendering of this opinion, we have examined originals or copies of such documents, corporate records and other instruments as we have deemed relevant, including, without limitation: (i) the certificate of incorporation of the Company, as amended to date (including without limitation, the Certificate of Designation of the Series B Preferred Stock); (ii) the bylaws of the Company, as amended to date; (iii) certain resolutions of the Board of Directors of the Company relating to the authorization and issuance of the Shares; (iv) the Purchase Agreement; (v) the Warrants; and (vi) the Registration Statement, together with the exhibits filed as a part thereof.
We have made such examination of law as we have deemed necessary to express the opinion contained herein. As to matters of fact relevant to this opinion, we have relied upon, and assumed without independent verification, the accuracy of certificates of public officials and officers of the Company. We have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of documents submitted to us as originals, the conformity to the original documents of all documents submitted to us as certified, facsimile or photostatic copies, and the authenticity of the originals of such copies. We have also assumed that certificates representing the Shares will have been properly signed by authorized officers of the Company or their agents.
Based upon the foregoing, and subject to the limitations, qualifications, exceptions and assumptions expressed herein, it is our opinion that, assuming no change in the applicable law or pertinent facts, the Shares are duly authorized and, when and to the extent (i) issued in accordance with the terms of the certificate of designation of the Series B Preferred Stock and the Warrants, including, in the case of the Warrants, payment of the applicable exercise price therefor, and/or (ii) re-sold pursuant to and as described in the Registration Statement and the related prospectus (as amended and supplemented through the date of such sale), will be validly issued, fully paid and non-assessable.
This opinion is limited in all respects to the General Corporation Law of the State of Delaware, as amended. We express no opinion as to any other laws, statutes, ordinances, rules or regulations, including the statutory provisions contained therein and all applicable provisions of the Delaware Constitution and reported judicial decisions interpreting such laws.
We hereby consent to the filing of this opinion letter as Exhibit 5.1 to the Registration Statement and to the reference to our firm under the caption “Legal Matters” in the prospectus contained in the Registration Statement. In giving the foregoing consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act, or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.
This opinion letter is rendered as of the date first written above and we disclaim any obligation to advise you of facts, circumstances, events or developments that hereafter may be brought to our attention and that may alter, affect or modify the opinion expressed herein. Our opinion is expressly limited to the matters set forth above and we render no opinion, whether by implication or otherwise, as to any other matters relating to the Company, the Selling Stockholders or the Shares.
Very truly yours,
/s/ Proskauer Rose LLP
PROSKAUER ROSE LLP